Exhibit 99.1

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	For Release: July 23, 2014 1:05 p.m. PDT

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

QUANTUM CORPORATION’S FISCAL FIRST QUARTER 2015 RESULTS REFLECT EXECUTION ON STRATEGIC GROWTH AND PROFIT INITIATIVES

First Quarter Highlights:
  Delivered Total Revenue of $128.1 Million
  Achieved Non-GAAP Operating Income Above High End of Guidance Range
  Grew Scale-out Storage Revenue 41% Year-over-Year to More than $18 Million, a New Quarterly Record
  Generated $6.3 Million in Cash from Operations, Ending Quarter with Nearly $110 Million in Cash

SAN JOSE, Calif., July 23, 2014 – Quantum Corp. (NYSE: QTM) today reported results for the fiscal first quarter 2015 ended June 30, 2014.

Fiscal First Quarter 2015 Results
(Unless otherwise noted, all comparisons are relative to the fiscal first quarter 2014.)
  Total revenue was $128.1 million, above the midpoint of Quantum’s May guidance range of $125 million to $130 million. Excluding a one-time $15 million royalty payment reported in the prior year period, revenue was down 4 percent.* This decline was primarily due to lower tape automation sales, with OEM and branded automation revenues down 24 percent and 9 percent, respectively.
  Total branded revenue grew to $102.3 million.
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* For reference, the financial statements at the end of this press release include a table reconciling the comparisons of the quarter’s results to the fiscal first quarter of 2014, excluding the one-time royalty payment.

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  Scale-out storage revenue grew 41 percent to $18.1 million, its highest quarterly level to date, reflecting continued momentum in sales of StorNext® appliances.
  GAAP operating loss was $1.5 million. Excluding the one-time royalty payment in the prior year period, GAAP operating loss was reduced by $7.8 million.
  GAAP net loss was $4.3 million, or $0.02 per diluted share. GAAP net loss improved $7.4 million, excluding the one-time royalty payment.
  Non-GAAP operating income was $5.2 million. Excluding the one-time royalty payment, this improved from a $1.1 million non-GAAP operating loss.
  Non-GAAP net income was $2.4 million, or $0.01 per diluted share. This was an improvement from a $3.6 million non-GAAP net loss, excluding the one-time royalty payment.
  Cash generated from operations was $6.3 million, and Quantum ended the quarter with $107.2 million in total cash and cash equivalents.

“Our strong first quarter results reflect the adjustments in our business model and other strategic actions we’ve taken over the past five quarters to drive shareholder value by generating increased profit and cash flow while positioning the company to deliver overall revenue growth,” said Jon Gacek, president and CEO of Quantum. “These results also demonstrate the market traction we’re seeing from our continued focus on technology and product innovation. We had strong revenue momentum at quarter end, particularly related to our scale-out storage solutions and DXi appliances, and this momentum has carried over into the current quarter.

“To cite just one example, late last month we closed a scale-out storage deal for more than $3 million at a leading consumer electronics company with one of the most recognizable brands in the world. The customer purchased a full suite of Quantum StorNext and Lattus™ products that will be deployed for managing video workflows.”

Fiscal Second Quarter 2015 Outlook
For the fiscal second quarter, Quantum expects:
  Revenue of approximately $130 million to $135 million.

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  GAAP and non-GAAP gross margin of 44 to 45 percent.
  GAAP operating expenses of $56 million to $58 million and non-GAAP operating expenses of $53 million to $55 million.
  Interest expense of $2.5 million and taxes of $500,000.
Fiscal First Quarter 2015 Business Highlights
  Quantum continued to build on its scale-out storage leadership in media and entertainment, with significant customer wins that included StorNext deals over $200,000 at a major studio and top international broadcaster, as well as a large follow-on Lattus sale to a multinational TV shopping network. At the same time, the company saw significant interest in its new StorNext Pro Solutions, high-performance storage systems specifically configured to meet the requirements of post-production facilities and smaller broadcasters for refreshing aging Xsan environments, meeting new 4K workflow demands and supporting end-to-end content production and archive.
  Quantum further expanded its growing customer base in sports video, highlighted by a four-year deal with one of the world’s leading sports broadcasters to provide content and workflow management of its new production library and video archive. The company also announced a new joint solution with Telestream, providing ingest, instant review and storage of video from multi-camera, live sporting events. This offering enables sports leagues and teams to improve the viewing experience, as well as repurpose and remonetize their content – all at a fraction of the cost of large, live sports broadcast solutions.
  Beyond its growing footprint in media and entertainment, Quantum saw continued momentum in addressing customer workflow needs in other areas, as demonstrated by the $3 million scale-out storage deal referenced above. In addition, the company began partnering with FireEye on a joint solution announced this week that enables customers to more easily investigate and combat the proliferation of cyber attacks. StorNext provides the high-performance, scale-out storage repository that allows users to keep more network traffic data for forensic analysis and incident response.
  In advance of this week’s announcement regarding a new and simplified DXi-Series family powered by StorNext 5, Quantum began shipping its new DXi6900 enterprise backup and deduplication appliance on a limited availability basis. Designed to meet the increasing range of customers’ data protection workflow needs, it provides industry-leading scalability and faster backups, restores and replication while easing the strain on network bandwidth and reducing overall operating expenses. In addition to preparing for the general availability launch of DXi6900 in the current quarter, the company also continued to see strong traction with its new DXi4700, with nearly 60 percent of those purchasing a DXi4700 being new Quantum customers.

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Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, July 23, 2014, at 2:00 p.m. PDT to discuss its fiscal first quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: 719-457-2627, conference ID: 7891315. Quantum will provide a live audio webcast of the conference call beginning today, July 23, 2014, at 2:00 p.m. PDT. Site for the webcast and related information: www.quantum.com/investors.

Following completion of the call, a recorded replay of the webcast will be available at www.quantum.com/investors. For those without access to the Internet, a replay of the call will be available beginning at 5:00 p.m. PDT on July 23, 2014 through July 28, 2014 at 5:00 p.m. PDT. To listen to the telephone replay, call 888-203-1112 (U.S. & Canada) or 719-457-0820 (International), replay passcode 7891315.

About Quantum

Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain, DXi, StorNext and Lattus are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding revenue recognition in the current quarter, all of our statements under the “Fiscal Second Quarter 2015 Outlook” section and the general availability launch of DXi6900 in the current quarter are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 6, 2014. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of amortization of intangibles, share-based compensation expense, restructuring charges, outsourcing transition costs, proxy contest and related costs and Crossroads patent litigation costs for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of Starboard Value LP, including their proxy solicitation. The Company has not incurred such expenses in historical periods and these costs are not considered core operating activities. These costs are excluded from internal operating forecasts and models. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

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Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Note 1

In the fourth quarter of fiscal year 2014, Quantum identified errors related to the accounting for rent expense and certain allowances for estimated future price adjustments to customers which impacted prior reporting periods. As a result, the company’s financial statements for the first quarter of fiscal 2014 have been revised. Revenue for the first quarter of fiscal 2014 has been reduced $0.1 million and general and administrative expense has been reduced by less than $0.1 million. For additional information, refer to our Form 10-K filed with the Securities and Exchange Commission on June 6, 2014.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2014	June 30, 2013
Revenue:		(Revised) Note 1
Product	$80,194	$85,849
Service	38,500	36,492
Royalty	9,434	25,508
Total revenue	128,128	147,849
Cost of revenue:
Product	54,908	58,783
Service	17,694	19,231
Total cost of revenue	72,602	78,014
Gross margin	55,526	69,835
Operating expenses:
Research and development	14,554	16,694
Sales and marketing	27,705	30,158
General and administrative	14,371	14,689
Restructuring charges	865	2,559
Total operating expenses	57,495	64,100
Gain on sale of assets	462	-
Income (loss) from operations	(1,507)	5,735
Other income and expense	(125)	375
Interest expense	(2,444)	(2,439)
Income (loss) before income taxes	(4,076)	3,671
Income tax provision	248	390
Net income (loss)	$(4,324)	$3,281

Basic and diluted net income (loss) per share	$(0.02)	$0.01
Weighted average shares:
Basic	250,666	243,309
Diluted	250,666	245,844

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$378	$368
Sales and marketing	1,856	1,856
	2,234	2,224
Share-based compensation:
Cost of revenue	414	528
Research and development	780	868
Sales and marketing	910	1,074
General and administrative	964	886
	3,068	3,356
Outsourcing transition Costs:
Cost of revenue	126	-
	126	-
Proxy contest:
General and administrative	188	-
	188	-
Crossroads patent litigation costs:
General and administrative	222	-
	222	-

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2014	March 31, 2014*
Assets
Current assets:
Cash and cash equivalents	$104,464	$99,125
Restricted cash	2,755	2,760
Accounts receivable	90,465	101,605
Manufacturing inventories	33,122	34,815
Service parts inventories	24,787	25,629
Other current assets	10,879	10,161
Total current assets	266,472	274,095

Long-term assets:
Property and equipment	17,262	17,574
Intangible assets	1,677	3,911
Goodwill	55,613	55,613
Other long-term assets	10,192	10,605
Total long-term assets	84,744	87,703

	$351,216	$361,798

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$38,780	$41,792
Accrued warranty	5,898	6,116
Deferred revenue, current	93,426	98,098
Accrued restructuring charges, current	3,419	4,345
Accrued compensation	26,559	25,036
Other accrued liabilities	15,259	15,168
Total current liabilities	183,341	190,555

Long-term liabilities:
Deferred revenue, long-term	38,280	40,054
Accrued restructuring charges, long-term	4,047	4,023
Convertible subordinated debt	203,735	203,735
Other long-term liabilities	10,407	10,831
Total long-term liabilities	256,469	258,643

Stockholders' deficit	(88,594)	(87,400)

	$351,216	$361,798

* Derived from the March 31, 2014 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2014	June 30, 2013
		(Revised) Note 1
Cash flows from operating activities:
Net income (loss)	$(4,324)	$3,281
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,198	2,872
Amortization	2,645	2,633
Service parts lower of cost or market adjustment	1,154	4,028
Gain on sale of assets	(462)	-
Deferred income taxes	(77)	128
Share-based compensation	3,068	3,356
Other non-cash	(259)	-
Changes in assets and liabilities:
Accounts receivable	11,140	10,699
Manufacturing inventories	597	337
Service parts inventories	(63)	913
Accounts payable	(3,010)	(12,372)
Accrued warranty	(218)	(505)
Deferred revenue	(6,446)	(2,169)
Accrued restructuring charges	(927)	1,026
Accrued compensation	1,549	(2,370)
Other assets and liabilities	(291)	(2,684)
Net cash provided by operating activities	6,274	9,173

Cash flows from investing activities:
Purchases of property and equipment	(1,371)	(1,230)
Proceeds from sale of assets	462	-
Increase in restricted cash	(20)	(37)
Net cash used in investing activities	(929)	(1,267)

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(119)	(203)
Proceeds from issuance of common stock	114	60
Net cash used in financing activities	(5)	(143)

Effect of exchange rate changes on cash and cash equivalents	(1)	(8)

Net increase in cash and cash equivalents	5,339	7,755
Cash and cash equivalents at beginning of period	99,125	68,976
Cash and cash equivalents at end of period	$104,464	$76,731

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2014
	Gross Margin	Gross Margin Rate	Income (Loss) From Operations	Operating Margin	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$55,526	43.3%	$(1,507)	(1.2)%	$(4,324)	$(0.02)	$(0.02)
Non-GAAP Reconciling Items:
Amortization of intangibles	378		2,234		2,234
Share-based compensation	414		3,068		3,068
Restructuring charges	-		865		865
Outsourcing transition costs	126		126		126
Proxy contest	-		188		188
Crossroads patent litigation costs:	-		222		222
Non-GAAP	$56,444	44.1%	$5,196	4.1%	$2,379	$0.01	$0.01

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(4,324)	$2,379

Weighted average shares:
Basic						250,666	250,666
Dilutive shares from stock plans						-	2,681
Diluted						250,666	253,347

Three Months Ended June 30, 2013
(Revised) Note 1
Gross Margin		Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$69,835	47.2%	$5,735	3.9%	$3,281	$0.01	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	368		2,224		2,224
Share-based compensation	528		3,356		3,356
Restructuring charges	-		2,559		2,559
Non-GAAP	$70,731	47.8%	$13,874	9.4%	$11,420	$0.05	$0.04

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$3,281	$11,420
Interest on dilutive convertible notes						-	1,969
Net income for purposes of computing income per diluted share						$3,281	$13,389

Weighted average shares:
Basic						243,309	243,309
Dilutive shares from stock plans						2,535	2,535
Dilutive shares from convertible notes						-	73,660
Diluted						245,844	319,504

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
SELECTED RESULTS EXCLUDING ONE-TIME ROYALTY
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2014	June 30, 2013			Change
		As Reported	One-time Royalty	Excluding One- time Royalty
Total revenue	$128,128	$147,849	$15,000	$132,849	(4%	)
Income (loss) from operations	(1,507)	5,735	15,000	(9,265)	$7,758
Net income (loss)	(4,324)	3,281	15,000	(11,719)	7,395
Non-GAAP income (loss) from operations	5,196	13,874	15,000	(1,126)	6,322
Non-GAAP net income (loss)	2,379	11,420	15,000	(3,580)	5,959

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QUANTUM CORPORATION
FORECAST SECOND QUARTER FISCAL 2015
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

	Percentage Range
Forecast second quarter gross margin rate on a GAAP basis	43.6%	-	44.7%
Forecast amortization of intangibles	0.1%	-	0.2%
Forecast share-based compensation		0.2%
Forecast second quarter gross margin rate on a non-GAAP basis	44.0%	-	45.0%

	Dollar Range
Forecast second quarter operating expense on a GAAP basis*	$55.8	-	$57.8
Forecast amortization of intangibles		0.9
Forecast share-based compensation		1.9
Forecast second quarter operating expense on a non-GAAP basis	$53.0	-	$55.0

* Forecast second quarter GAAP operating expense does not reflect facility restructuring charges, proxy contest expenses, or Crossroads patent litigation costs. The facility restructuring charges will be recognized when we vacate the various locations, which may occur in the second quarter of fiscal 2015 or a later period in fiscal 2015.

Estimates based on current (July 23, 2014) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 6, 2014. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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